Exhibit 10(ff)


                                    AGREEMENT

This Agreement, dated as of July 30, 2004 between LightSpeed Networks, Inc. ("LightSpeed"), a New York corporation having a place of business as 33 High Way, Chappaqua, NY 10514, and NCT Group, Inc. ("NCT"), a Delaware corporation and having a place of business at 20 Ketchum Street, Westport, CT 06880, describes the arrangements, terms and conditions under which both LightSpeed and NCT agree to proceed.

"NCT," as used in this Agreement shall mean NCT Group, Inc. and its affiliates, direct and indirect subsidiaries and the successors-in-interest of any thereof; provided, however, that (a) as to stock options and compensation obligations in Sections 4 and 5 hereof, "NCT" shall mean only NCT Group, Inc.; and (b) if Artera Group, Inc. ("Artera"), which is currently a subsidiary of NCT Group, Inc., is no longer an affiliate or direct or indirect subsidiary of NCT Group, Inc. (an "Artera Spin-Off"), this Agreement, as it relates to Artera, shall automatically become an agreement between Artera and LightSpeed, with references herein to "NCT" being deemed references to "Artera," with obligations arising under this Agreement prior to the Artera Spin-Off Date that relate to Artera becoming obligations solely of Artera and with Artera's address and fax number for notices under this Agreement being those of Artera's principal place of business immediately following the Artera Spin-Off. In such event, however, this Agreement as it relates to NCT Group, Inc. and its affiliates and direct and indirect subsidiaries other than Artera would remain in effect.

1. Duties of LightSpeed: LightSpeed will provide such consulting services and advice pertaining to NCT's business affairs as NCT may from time to time reasonably request. Without limiting the generality of the foregoing, LightSpeed will assist NCT, and in particular Artera, in establishing distribution agreements, large end user sales, resellers, capital, funding, and joint venture partners and in maintaining Artera's relationship with Avaya Inc. and its subsidiaries (as applicable, "Avaya").

2. Term of Agreement: The initial term of this Agreement shall be from the date hereof to July 30, 2006, but will automatically be extended beyond the expiration of such initial term for additional consecutive one (1) year terms upon the anniversary of the commencement of each one (1) year term unless terminated by either party upon written notice to the other no less than ninety (90) days, prior to the expiration of each respective term. In addition, either party may terminate this Agreement upon twenty (20) days' prior written notice to the other party for the material breach of this Agreement by such other party not cured by the end of the notice period, and NCT may terminate this Agreement upon ten (10) days' prior written notice to LightSpeed in the event that Jonathan M. Charry, the current President of LightSpeed ("Charry"), is no longer an officer or employee of LightSpeed or otherwise performing under this Agreement on its behalf. Termination shall in no way affect transactions already completed for which compensation is due to LightSpeed as described in Section 5 below.

3. Time and Non-Compete: LightSpeed shall make available such time as it, in its sole discretion, shall deem appropriate for the performance of its obligations under this Agreement. NCT acknowledges that LightSpeed or its employees may perform services for other companies, except that it and they may not do so for companies that directly compete with NCT (including its subsidiaries) at the time.

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4.   Charry Stock Options:  For the benefit of  LightSpeed,  with respect to all options to purchase shares of common stock of NCT that were owned by Charry as of April 30, 2004 (the date as of which Charry resigned as an employee of NCT, referred to herein as the "Resignation Date"), subject to approval or ratification by the Board of Directors or Compensation Committee of NCT,
     (a) for any options that would otherwise have expired  automatically  three
     (3) months after the Resignation Date, NCT shall be deemed to have waived such automatic expiration; and (b) any options (including those described in clause (a) above) that are not vested as of the date hereof shall be deemed vested as of the date hereof.

5. Compensation: As compensation for LightSpeed's services hereunder, NCT shall promptly pay to LightSpeed the following:

     (a) Raising Capital and Debt: A fee shall be paid to LightSpeed of 5% of the equity capital and 1% for debt obligations raised for NCT from those parties listed as "Investors" on Schedule A attached hereto. LightSpeed will also receive five-year warrants, exercisable as of the date of issuance, to purchase an amount of equity in NCT equal to 5% of the equity sold, at the same price as the equity sold. "Equity capital," as used herein, shall include funds used to purchase (i) debt obligations that are convertible into equity, (ii) obligations or equity containing "put" options, (iii) preferred stock of any nature and (iv) any other NCT obligations in which the holder has a right to acquire an equity interest in NCT.

     (b) Licensing and Distribution Fees: A fee shall be paid to LightSpeed of 5% of the gross revenues received by NCT, when received, under any licensing and/or distribution agreements between NCT and those parties listed on Schedule A attached ---------- hereto as "Business Targets." "Gross revenues," as used herein, shall mean all revenues received by NCT under a licensing and/or distribution agreement between NCT and a Business Target. The 5% fee, as discussed above, shall be paid for a period of three (3) years from the date that gross revenues are first received by NCT from each Business Target, and thereafter, the fee shall be 3% of gross revenues from such Business Targets. Notwithstanding the foregoing, with respect to licensing and distribution of Artera's electronic data transmission optimization products, LightSpeed's right to compensation under this Section 5(b) shall be limited to Artera's residential and small business versions of its Artera Turbo product unless Artera expressly otherwise agrees in writing with respect to a specified Business Target.

     (c) Licensing and Distribution Fees for Avaya: A fee shall be paid to LightSpeed of 2% of the gross revenues received by NCT, when received, from Avaya.

     (d) Joint Venture Income: In the event NCT enters into a joint venture, partnership or other business relationship with any Investor or Business Target that results in gross revenues being paid to NCT, LightSpeed will receive a fee of 5% of said gross revenues received, when received, that result from the aforementioned. The 5% fee, as discussed above, shall be paid for a period of three (3) years from the date that gross revenues are first received by NCT from each Investor or Business Target and

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          thereafter,  the fee shall be 3% of gross revenues from such Investors and Business Targets.

     (e) Sale of NCT: In the event any Investor or Business Target purchases all or a majority interest of NCT Group, Inc. or its assets, LightSpeed shall receive 6% of such purchase price. "Purchase price," as used herein, shall mean any compensation of any nature received by NCT or its shareholders from such transaction, including any legal, beneficial or equitable interest in a business such as stock, stock options, partnership interests, membership interests, beneficial trust interests and similar types of interests, as well as any deferred compensation when received.

     (f) Adding and Deleting from Schedules: A prospective investor or business target shall be added to Schedule A as an "Investor" or "Business Target" only with written consent from NCT. Any such prospect may be removed from Schedule A by NCT via written notice to LightSpeed if LightSpeed does not enter into a business relationship with NCT within three (3) months of its addition to Schedule A. If in NCT's opinion reasonable progress is being made towards entering into a business relationship, NCT shall refrain from sending such removal notice until such time as the prospect is deemed by NCT to be inactive.

     (g) Equity: LightSpeed may request any of the above-described fees as equity in NCT instead of cash. NCT at its sole discretion may decide to honor the request. If NCT decides to honor the request, the price of the equity will be mutually agreed upon by the parties at the time of the request but in no event will such price be greater than the price of the last capital infusion into NCT by an unaffiliated third party in an amount of at least $1,000,000. LightSpeed and NCT may, on a comparable basis, agree that LightSpeed will receive equity in any joint venture or similar transaction referred to in this Section 5 in lieu of all or part of the cash fee provided for herein.

     (h) Waiver: Notwithstanding the foregoing provisions of this Section 5, LightSpeed hereby irrevocably waives the first $421,500 in compensation that may become due and payable to it under this Section
          5. If any of such amount would have been payable in assets other than cash (e.g., securities), such assets shall be valued, for purposes of calculating the extent to which such waiver has been satisfied, at the same valuation as in the NCT transaction to which such assets relate.

6. Expenses and Use of NCT Facilities: LightSpeed agrees that ordinary expenses incurred by it in performing under this Agreement will be paid by LightSpeed, except as agreed in advance in each instance by NCT and LightSpeed. NCT shall permit Charry, acting on behalf of LightSpeed, use of the NCT office facilities, including an office, computer (with e-mail and Internet access capability), telephone, facsimile and use of NCT's support personnel, for the purpose of performing services on behalf of LightSpeed under this Agreement. LightSpeed shall ensure that Charry complies with all building and equipment use policies applied generally by NCT or its landlord.

7. Relationship: Nothing herein shall constitute LightSpeed as an employee or agent of NCT (it being understood that LightSpeed will be an independent contractor). Except to

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     such  extent as might  hereinafter  be  expressly  agreed for a  particular purpose. LightSpeed shall not have the authority to obligate or commit NCT in any manner whatsoever.

8. Information: NCT acknowledges that LightSpeed will rely on information furnished by NCT concerning NCT's business affairs without independent certification and represents that such information will be materially complete and correct.

9. Confidentiality: LightSpeed shall comply with the confidentiality rules set forth in Schedule B attached hereto.

10. Indemnification: Each party hereto agrees to indemnify and hold harmless the other party, its affiliates, partners, officers, directors, employees and agents, and each person who controls any thereof, from and against any losses, claims, damages, liabilities and expenses whatsoever (including reasonable attorneys' fees, as incurred) (collectively, "Losses"), to which they or any of them may become subject arising out of a breach of this Agreement by the indemnifying party. In addition, NCT agrees to indemnify and hold harmless LightSpeed, its affiliates, partners, officers, directors, employees and agents, and each person who controls LightSpeed or any thereof, from and against any Losses, to which they or any of them may become subject arising out of LightSpeed's performance under this Agreement, except as set forth above and except in the event of intentional wrongdoing, bad faith or gross negligence by LightSpeed. LightSpeed agrees to indemnify and hold harmless NCT, its affiliates, partners, officers, directors, employees and agents, and each person who controls NCT or any thereof, from and against any Losses, to which they or any of them may become subject arising out of LightSpeed's or Charry's use of NCT's office facilities as described in Section 6 hereof.

11. Assignment: This Agreement may not be assigned by LightSpeed without the prior written consent of NCT.

12. Governing Law: This Agreement shall be deemed to be a contract made under the laws of the State of Connecticut in the Untied States of America, and for all purposes shall be construed in accordance with the laws of said state and country.

13.  Miscellaneous:

     (a) NCT agrees to provide LightSpeed, in regard to any transaction that does or might generate a right to compensation of LightSpeed under
          Section 5 hereof, with a timely copy of all letters of intent, offers, counter-offers, final agreements, closing statements and any other information or materials which are or might be pertinent to calculating such compensation.

     (b) Each party represents and warrants to the other that it has the right and power to enter into and perform this Agreement, and that entering into and performing this Agreement do not and will not breach, conflict with or constitute a default under any other agreement, instrument or judicial or regulatory order to which such party is or may become bound.

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     (c)  Each of the undersigned signatories,  on behalf of NCT and LightSpeed, respectively, represents and warrants that he or she has the authority to execute and deliver this Agreement.

     (d) No notices hereunder shall be effective unless in writing and delivered by hand, by courier or facsimile, or mailed by certified mail, postage prepaid, return receipt requested, and properly addressed to the intended recipient as follows:

             If to NCT:                         NCT Group, Inc.
                                                20 Ketchum Street
                                                Westport, CT  06880
                                                Attn: Chief Financial Officer
                                                Facsimile: 203-226-4338

             If to LightSpeed:                  LightSpeed Networks, Inc.
                                                33 High Way
                                                Chappaqua, NY  10514
                                                Attn: Jonathan M. Charry
                                                Facsimile: 914-238-1333

          Either party may change its address or facsimile number for notice via a notice sent as aforesaid.

     (e) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all other prior or contemporaneous written or oral agreements or understandings between the parties with respect to such subject matter.

     (f) This Agreement may not be amended except by a written instrument executed by both parties hereto.


AGREED AND ACCEPTED:
-------------------

NCT GROUP, INC.



By:  /s/  Michael J. Parrella
     ---------------------------------
          Michael J. Parrella
          Chairman & CEO


LIGHTSPEED NETWORKS, INC.



By:  /s/  Jonathan M. Charry
     ---------------------------------
          Jonathan M. Charry
          President

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                           ---------------------------

The undersigned, Artera Group, Inc., a Delaware corporation, hereby accepts and agrees to the provisions of the second introductory paragraph of the foregoing Agreement.

ARTERA GROUP, INC.


By:  /s/  Michael J. Parrella
     ---------------------------------
          Michael J. Parrella
          Chairman & CEO

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                                   SCHEDULE A
                                   ----------


Investors:
---------


Greenfield Capital
Salomon Smith Barney
Merrill Lynch
Soundview Partners
First American Financial
Hudson Capital Partners
JP Morgan
Deutsche Bank Securities


Business Targets:
----------------


Hydro Quebec
Con Edison
Manitoba Hydro
ABB
Ciba-Geigy
Alcatel
Alstom
Aventis
France Telecom
Schneider
Akzo Nobel
Sydkraft
Vattenfall

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


                                   SCHEDULE B
                                   ----------


1. For purposes of this Agreement, "Confidential Information" shall mean all information disclosed by NCT to LightSpeed that relates in any way to NCT or NCT's business, operations, properties or finances. However, Confidential Information does not include information that (a) is or becomes generally available to the public through no fault of LightSpeed,
     (b) was transmitted to LightSpeed by an entity other than NCT that to LightSpeed's knowledge is not bound by a confidentiality obligation to NCT and is not prohibited from transmitting the information to LightSpeed, (c) was already in LightSpeed's possession prior to receipt from NCT or (d) was independently developed by LightSpeed without reliance on Confidential Information.

2. LightSpeed will not, without NCT's prior written consent, divulge Confidential Information to any third parties except LightSpeed's authorized representatives on a need to know basis in connection with LightSpeed's interest in a possible business transaction, relationship or arrangement with, or investment in, NCT.

3. LightSpeed acknowledges that any unauthorized use or disclosure of Confidential Information will constitute a material breach of this Agreement and would cause damage to NCT for which LightSpeed would be responsible.

4. LightSpeed will promptly return to NCT or destroy all Confidential Information, plus all notes and derivative documents, at the time of any such request by NCT to do so and will make no further use of Confidential Information thereafter.

5. All Confidential Information supplied under this Agreement is delivered on an "as is" basis, with no warranty as to accuracy or suitability for any particular use.

6. The obligations in this Schedule B shall survive the expiration or any termination of this Agreement for a period of five (5) years.

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